                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of September 1, 2003 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

     SPDR(R) Aerospace & Defense ETF;
     SPDR(R) Building & Construction ETF;
     SPDR(R) Computer Hardware ETF;
     SPDR(R) Computer Software ETF;
     SPDR(R) Health Care Equipment ETF;
     SPDR(R) Health Care Services ETF;
     SPDR(R) LeisureTime ETF;
     SPDR(R) Metals & Mining ETF;
     SPDR(R) Oil & Gas Equipment & Services ETF;
     SPDR(R) Oil & Gas Exploration & Production ETF;
     SPDR(R) Outsourcing & IT Consulting ETF;
     SPDR(R) Pharmaceuticals ETF;
     SPDR(R) Retail ETF;
     SPDR(R) Telecom ETF;
     SPDR(R) Transportation ETF;
     streetTRACKS(R) KBW Regional Banking(SM) ETF; and streetTRACKS(R) KBW Mortgage Finance(SM) ETF (the "New Funds").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        SSgA Funds Management, Inc.


                                        By: /s/ Greg Ehret
                                            ------------------------------------

As of June 9, 2006